SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 31, 2011


                             MEIGUO VENTURES I, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                     333-165726               26-3551294
(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)

           5155 Spectrum Way, Unit #5, Mississauga, ON, Canada L4W 5A1
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (647) 426-1640

                     26248 North Tatum Blvd., Suite B-1-434
                            Cave Creek, Arizona 85331
                      (Former Address of Principal Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

ITEM. 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On January 31, 2011, David W. Keaveney resigned as the President and Director of the Company. On January 31, 2011, the Board of Directors appointed Teresa Rubio to the position of Chief Executive Officer, Vice President and Director of the Company. There is currently no compensatory plan or employment agreement in place for Ms. Rubio. Ms. Rubio's business experience and background are set forth in the biographical information set forth below.

TERESA RUBIO, CHIEF EXECUTIVE OFFICER

     Since 2009, Teresa Rubio has been a consultant to various companies in need of accounting processes and business management in various operations sectors. From 2005 to 2009, Ms. Rubio served as the Chief Executive Officer of a construction company where her previous experience in management, accounting, technical expertise and ability to speak Spanish, Italian, Portuguese and English helped the company with its foreign clients. From 1980 to 2000, Ms. Rubio worked for the Ministry of Education. From 1974 to 1980, Ms. Rubio worked as an accountant for a technology and consulting firm. Ms. Rubio is an accountant who was educated in her home country of Argentina. She currently resides in Toronto, ON, Canada.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: February 3, 2011

                                          MEIGUO VENTURES I, INC.


                                          By: /s/ Teresa Rubio
                                             -------------------------------
                                             Teresa Rubio
                                             Vice President

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